Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28428, 33-54069, 333-10520, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400, 333-174401, 333-206700, 333-206701, 333-255767, 333-255768, and 333-261610) and Form S-3 (No. 333-258252) of Baxter International Inc. of our report dated November 12, 2021 relating to the financial statements of Hill-Rom Holdings, Inc., which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Chicago, IL
December 13, 2021